                              ORYX TECHNOLOGY CORP.
                                  EXHIBIT 11.1
                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                                                                         Three months ended                 Six months ended
                                                                    August 31,       August 31,         August 31,       August 31,
                                                                       1996             1995               1996             1995
                                                                  --------------    --------------    ---------------    ----------

Primary:
Earnings:
 Net Income (loss) .............................................     $   310,000      ($  901,000)     $   546,000      ($1,299,000)
 Deduct earnings attributable to holders of dilutive
   subsidiary stock options ....................................         (41,000)            --            (83,000)            --
 Add interest income on reinvested option and warrant
  exercise proceeds (as determined by the modified
  treasury stock method), net of tax ...........................          47,000             --            118,000             --
                                                                     -----------      -----------      -----------      -----------


As adjusted ....................................................     $   316,000      ($  901,000)     $   581,000      ($1,299,000)
                                                                     ===========      ===========      ===========      ===========

Shares:
 Number of weighted average common shares outstanding ........       10,274,302        5,886,710         9,826,530        5,635,526
 Add effect of dilutive convertible preferred stock,
  options and warrants (as determined by the modified
  treasury stock method) .....................................        4,432,777              --          4,379,411              --
                                                                      ----------        ----------       ----------      -----------


As adjusted ..................................................       14,707,079        5,886,710        14,205,941        5,635,526
                                                                     ==========       ==========        ==========       ==========

Primary earnings (loss) per share ............................       $     0.02       ($    0.15)       $     0.04       ($    0.23)
                                                                     ==========       ==========        ==========       ==========
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
Fully diluted:
Earnings
 Net Income ..................................................        $ 310,000                          $ 546,000
 Deduct earnings attributable to holders of dilutive
  subsidiary stock options ...................................         (41,000)                            (83,000)
 Add interest income on reinvested option and warran
  exercise proceeds (as determined by the modified
  treasury stock method), net of tax..........................           46,000                             96,000
                                                                      ---------                          ---------

 As adjusted .................................................        $ 315,000                          $ 559,000
                                                                      =========                          =========

Shares:
 Number of common shares outstanding ........................        10,533,572                         10,533,572
 Add effect of dilutive convertible preferred stock, options and warrants (as determined by the modified treasury
  stock method) ............................................          4,173,507                          4,173,507
                                                                     ----------                          ---------

As adjusted ................................................         14,707,079                         14,707,079
                                                                     ==========                         ==========

Fully diluted earnings per share ...........................         $     0.02                         $     0.04
                                                                     ==========                         ==========

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